Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Sciences Announces First Quarter 2021 Financial Results

ATLANTA, April 28, 2021 -- Alimera Sciences, Inc. (Nasdaq: ALIM) (Alimera), a global pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals for the treatment of retinal diseases, today announced financial results for the first quarter of 2021. Alimera will host a conference call on April 29, 2021, at 9:00 a.m. ET to discuss these results.

“In the first quarter of 2021 we experienced our typical seasonal downturn in revenue versus the fourth quarter of 2020 as well as the continued impact of the COVID-19 pandemic.  We expect revenue to rebound in Q2 behind encouraging month-over-month growth in the U.S. as well as the late Q1 demand in some of our key international markets,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “Additionally, we are pleased with our ongoing geographic expansion including availability of ILUVIEN® in the Nordic countries during the first quarter and our recently announced exclusive license agreement with Ocumension for Greater China and the Western Pacific.”

First Quarter 2021 Financial Results

Net Revenue

Consolidated net revenue decreased 23% to approximately $11.2 million, compared to $14.5 million for Q1 2020.

U.S. net revenue decreased 21% to approximately  $5.6 million for Q1 2021 compared to $7.1 million for Q1 2020.  The decrease was due to the continuing impact of the COVID-19 pandemic on patients’ ability to return to retina offices. End user demand, which represents units purchased by physicians and pharmacies from our distributors, decreased 14% to 737 units during Q1 2021 compared to 855 units during Q1 2020.

The difference between GAAP revenue and end user demand is due to the timing of distributor purchases from Q1 2021 versus Q1 2020. During Q1 2021, our distributors purchased approximately 9%  fewer units than were sold to end users while during Q1 2020, our distributors purchased approximately 3%  more units than were sold to end users.

International net revenue decreased 25% to approximately $5.6 million for Q1 2021, compared to approximately $7.5 million for Q1 2020.  The decrease in international net revenue in Q1 2021 compared to Q1 2020 was due to strong distributor sales in Q1 2020 coupled with the continuing effects of the COVID-19 pandemic, which created lower overall end user demand, and slower than anticipated inventory turnover in distributor markets.

Operating Expenses

Total operating expenses were approximately $12.1 million for Q1 2021, compared to approximately $12.4 million for Q1 2020.

Net Loss and Adjusted EBITDA

Net loss for Q1 2021 was $(3.6) million, compared to net loss of approximately $(1.2) million for Q1 2020.  “Adjusted EBITDA,” a non-GAAP financial measure defined below, was approximately $(1.3) million for Q1 2021,  compared to Adjusted EBITDA of approximately $1.3 million for Q1 2020.

Net Loss per Share

Basic and diluted net loss per share for Q1 2021 was approximately $(0.63) compared to basic and diluted net loss per share of $(0.24) for Q1 2020.

Cash and Cash Equivalents

On March 31, 2021, Alimera had cash and cash equivalents of approximately $8.3 million dollars, compared to $11.2 million in cash and cash equivalents on December 31, 2020.

On April 14, 2021 Alimera announced it had received $20.0 million from Ocumension Therapeutics, consisting of a $10.0 million upfront payment for the rights to develop and commercialize Alimera’s 0.19mg fluocinolone acetonide intravitreal injection for the treatment of diabetic macular edema and other retina diseases (excluding uveitis) in the Greater China territory and other Western Pacific countries under Ocumension’s own distinct trademark,  and a $10.0 million purchase of Alimera’s common stock in a private offering.

Definition of Non-GAAP Financial Measure

For purposes of this press release, “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, losses on extinguishment of debt and severance expenses.  Please refer to the sections of this press release entitled “Non-GAAP Financial Measure” and “Reconciliation of GAAP Net Income or Loss to Non-GAAP Adjusted EBITDA.”

Conference Call to Be Held April 29, 2021

A live conference call will be hosted on April 29, 2021 at 9:00 a.m. EST by Rick Eiswirth, president and chief executive officer, and Phil Jones, chief financial officer, to discuss Alimera’s financial results and provide an update on corporate developments.  Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Thursday, April 29, 2021 9:00 a.m.  EST
Conference dial-in: 877-839-2190

International dial-in: 412-317-9583

Conference Call Name: Alimera Sciences (Nasdaq: ALIM) First Quarter 2021 Financial Results Conference Call
Conference Call Pre-registration: Participants are asked to pre-register for the call by navigating to:  https://dpregister.com/sreg/10155027/e6f02ce52b

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Alimera Sciences call.

The conference call will also be available through a live webcast which is also available through the company’s website.

Live Webcast URL: https://services.choruscall.com/links/alimera210429.html

A replay will be available on Alimera’s website, www.alimerasciences.com,  under “Investor Relations” one hour following the live call.

Conference Call replay: US Toll Free: 1-877-344-7529

International Toll: 1-412-317-0088

Canada Toll Free: 855-669-9658

Replay Access Code: 10155027

End Date: July 29, 2021

About Alimera Sciences, Inc.

www.alimerasciences.com

Alimera Sciences is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and affect millions of people in our aging populations.  For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measure

This press release contains a discussion of a non-GAAP financial measure, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA provides useful information to investors regarding Alimera’s operating performance.  Alimera uses Adjusted EBITDA in the management of its business. Accordingly, Adjusted EBITDA for the three months ended March 31, 2021 and 2020 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Income or Loss to non-GAAP Adjusted EBITDA.” GAAP net income or loss is the most directly comparable GAAP financial measure to Adjusted EBITDA.

Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, Adjusted EBITDA is not necessarily an accurate measure of comparison between companies.

The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure.

Forward Looking Statements

This press release contains, and the conference call in which executives of Alimera will discuss this press release may include, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the Company’s expectation that the ILUVIEN sales will rebound in the second quarter of 2021 despite the continuing COVID-19 pandemic. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay,

divert or change these expectations, and could cause actual results to differ materially from those projected in these forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, uncertainties associated with (a) the continued effects of

COVID-19 on the ability or willingness of patients to visit their retina specialists for ILUVIEN injections; (b) current and future governmental orders and policies adopted by healthcare facilities to address the COVID-19 pandemic, and the duration of these limitations; (c) the recent resurgence of the pandemic in both Europe and parts of the U.S.; (d) the emergence of COVID-

19 variants that may increase the transmissibility of the coronavirus or be more deadly, or both;

(e) the success or failure of the vaccine campaigns in Alimera’s markets; (f) when in fact the pandemic will subside enough to permit Alimera’s operations to return to its prior growth trajectory, and whether Alimera will be able to achieve that goal when given that opportunity; as well as the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC and is available on the SEC’s website at http://www.sec.gov. Additional factors will also be described in those sections of Alimera’s Quarterly Report on Form 10-Q for the first quarter of

2021, to be filed with the SEC soon. Alimera undertakes no obligation to publicly update or revise any of the forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as required by law. Therefore, you should not rely on these forward-looking statements as representing Alimera’s views as of any date after today.

For investor inquiries:                                                  For media inquiries:

Scott Gordon                                                                  Jules Abraham

for Alimera Sciences                                                      for Alimera Sciences
scottg@coreir.com                                                         julesa@coreir.com

#  #  #

ALIMERA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2021	2020
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$8,266	$11,208
Restricted cash	35	34
Accounts receivable, net	15,702	17,200
Prepaid expenses and other current assets	3,736	3,718
Inventory	2,591	2,746
Total current assets	30,330	34,906
NON-CURRENT ASSETS:
Property and equipment, net	1,559	1,638
Right of use assets, net	619	720
Intangible asset, net	12,359	12,838
Deferred tax asset	720	753
TOTAL ASSETS	$45,587	$50,855
CURRENT LIABILITIES:
Accounts payable	$6,343	$7,461
Accrued expenses	2,873	3,197
Paycheck Protection Program (PPP) loan	1,778	1,481
Finance lease obligations	215	209
Total current liabilities	11,209	12,348
NON-CURRENT LIABILITIES:
Notes payable	42,352	42,408
Finance lease obligations — less current portion	451	514
Other non-current liabilities	3,535	3,563
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Common stock	58	57
Additional paid-in capital	366,092	365,830
Common stock warrants	370	370
Accumulated deficit	(396,557)	(392,909)
Accumulated other comprehensive loss — foreign currency translation adjustments	(1,150)	(553)
TOTAL STOCKHOLDERS’ DEFICIT	(11,960)	(7,978)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$45,587	$50,855

ALIMERA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)

NET REVENUE	$11,214	$14,535
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,562)	(1,927)
GROSS PROFIT	9,652	12,608

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	3,213	2,883
GENERAL AND ADMINISTRATIVE EXPENSES	3,413	2,983
SALES AND MARKETING EXPENSES	4,818	5,870
DEPRECIATION AND AMORTIZATION	638	654
OPERATING EXPENSES	12,082	12,390
(LOSS) INCOME FROM OPERATIONS	(2,430)	218

INTEREST EXPENSE AND OTHER	(1,343)	(1,292)
UNREALIZED FOREIGN CURRENCY GAIN (LOSS), NET	125	(81)
NET LOSS BEFORE TAXES	(3,648)	(1,155)
PROVISION FOR TAXES	—	(43)
NET LOSS	$(3,648)	$(1,198)
NET LOSS PER SHARE — Basic and diluted	$(0.63)	$(0.24)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	5,755,424	4,980,722

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES

GAAP NET INCOME OR LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)

GAAP NET LOSS	$(3,648)	$(1,198)
Adjustments to net loss:
Interest expense and other	1,343	1,292
Provision for taxes	—	43
Depreciation and amortization	638	654
Stock-based compensation expenses	262	440
Unrealized foreign currency exchange (gains) losses	(125)	81
Severance expense	195	—
NON-GAAP ADJUSTED EBITDA	$(1,335)	$1,312